Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RumbleOn, Inc. (the “Company”) of our report dated October 23, 2018 relating to the financial statements of Wholesale Express, LLC for the years ended December 31, 2017 and 2016 included in a Current Report on Form 8-K/A filed on January 14, 2019 by the Company.

/s/ Henderson Hutcherson & McCullough, PLLC
Certified Public Accountants
Chattanooga, Tennessee

May 31, 2019